[Letterhead of LBB & Associates, Ltd., LLP]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Amendment 1 to Form SB-2 of our report dated April 6, 2007 appearing in the Annual Report on Form 10-KSB of Advanced ID Corporation for the year ended December 31, 2006 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/LBB & Associates, Ltd., LLP
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LBB & Associates, Ltd., LLP
Houston, Texas
October 1, 2007




	See accompanying summary of accounting policies and notes to financial statements.